UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 10, 2005

Worldwide Restaurant Concepts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10711	95-4307254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15301 Ventura Blvd., Building B, Suite 300, Sherman Oaks, CA		91403
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (818) 662-9800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Securityholders.

On May 10, 2005, Worldwide Restaurant Concepts, Inc. (the “Company”) and American Stock Transfer and Trust Company entered into a Second Amendment to Rights Agreement, dated as of January 22, 2001, between the Company and American Stock Transfer and Trust Company, as successor to the Bank of New York, as amended on April 30, 2002.  The Second Amendment was entered into in anticipation of the contemplated merger between the Company and affiliates of Pacific Equity Partners Pty Limited pursuant to the Agreement and Plan of Merger, dated as of April 28, 2005, among the Company, Aus Bidco Pty Limited and US Mergeco, Inc., a wholly-owned subsidiary of Aus Bidco. A copy of the Agreement and Plan of Merger is attached as exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 29, 2005.  A copy of the Second Amendment is attached hereto as Exhibit 4.01.

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits

4.01         Second Amendment to Rights Agreement, dated as of May 10, 2005, by and between Worldwide Restaurant Concepts, Inc. and American Stock Transfer and Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Worldwide Restaurant Concepts, Inc.
(Registrant)
Date	May 11, 2005
/s/ A. Keith Wall
(Signature)
A. Keith Wall, Vice President and Chief Financial Officer